Exhibit 10.44
NACCO INDUSTRIES, INC.
EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective January 1, 2008)
1. Purpose of the Plan
     The purpose of this Executive Long-Term Incentive Plan (the “Plan”) is to further the long-term profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company to attract and retain key executive employees of the Company by offering long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value.
2. Definitions
(a)	“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee not later than 90 days after the commencement of the Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.

(b)	“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof) in an amount determined pursuant to a formula which is established by the Committee not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares pursuant to a formula which is established by the Committee not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period.

(c)	“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan and the Guidelines. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.

(d)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share.

(e)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is an “outside director” for purposes of Section 162(m) and (ii) is a “non-employee director” for purposes of Rule 16b-3.

(f)	“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.”

(g)	“Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.

(h)	“Participant” means any person who is classified as a salaried employee of the Company (including directors of the Company who are also salaried employees of the Company) who, in the judgment of the Committee, occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company’s subsidiaries are not eligible to participate in this Plan.

(i)	“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(j)	“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based. The Committee shall establish the applicable Performance Period(s) not later than 90 days after the commencement of the Performance Period on which an Award will be based and prior to completion of 25% of such Performance Period.

(k)	“Retire” means a termination of employment that entitles the Participant to immediate commencement of his pension benefits under The Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries or, for Participants who are not members of such plan, a termination of employment after reaching age 60 with at least 15 years of service with the Company.

(l)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(m)	“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(n)	“Target Award” means a dollar amount equal to the award to be paid to a Participant under the Plan assuming that the performance targets are met.
3. Administration
     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Awards to be made to a Participant who is a Covered Employee to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.
4. Eligibility
     Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5; provided, however, that (a) a Participant must be employed by the Company on the last day of the Performance Period (or die, become permanently disabled or Retire during such Performance Period) in order to be eligible to receive an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by the Company during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to grant an Award to a Participant who does not meet the foregoing requirements; provided that no such action may be taken by the Committee that would cause any Awards made to a Covered Employee to be includable as applicable employee remuneration of such Participant, as such term is defined in Section  162(m).
5. Awards
     The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
(a)	Not later than the ninetieth day of each Performance Period and prior to the completion of 25% of such Performance Period, the Committee shall approve (i) a

Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the Company’s average return on equity or return on total capital employed for the Performance Period or a combination of the foregoing. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award.
(b)	Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); (2) increase the amount of any Award above the amount determined in accordance with Section 5(b)(i) and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that no such increase, change or adjustment may be made that would cause any amount paid to a Participant who is a Covered Employee to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m). No Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

(c)	Each Award shall be fully paid during the Payment Period and shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be determined by dividing the equity portion of the Award by the Average Award Share Price (subject to adjustment as described in Subsection (b) above). The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed $5,000,000 or such lesser amount specified in the Guidelines.

(d)	Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years from the last day of the Performance Period, or such other shorter or longer period as may be specified in the Guidelines or determined by the Committee (in its sole and absolute discretion) from time to time. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes permanently disabled or (ii) five years (or earlier with the approval of the Committee) after the Participant Retires.

(e)	Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan). Notwithstanding the foregoing, such prohibitions and restrictions regarding the transferability of Award Shares may not apply following an event that would cause a lapse of the restrictions under Subsection (d) hereof.

(f)	Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical Performance Periods.

(g)	All determinations pursuant to this Section shall be made by the Committee. Each Award granted to a Covered Employee shall be granted and administered to comply with the requirements of Section 162(m).
6. Withholding Taxes
     To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.
7. Amendment, Termination and Adjustments
(a)	The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in (i) an outstanding Award of a Participant that was previously approved by the Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued to a Participant under the Plan. Unless otherwise specified by the Committee, all Award Shares that were issued prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse as provided in Section 5(d).

(b)	Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan or (iii) cause any amount of an Award to a Participant who is a Covered Employee to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m).
(c)	The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.
8. Award Shares Subject to Plan
     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan (including the Plan as in effect prior to the effective date of this amendment and restatement) shall be 300,000.
9. Approval by Stockholders
     The Plan was approved by the stockholders of the Company effective as of January 1, 2006.
10. General Provisions
(a)	No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees. No Trust. No trust has been created by the Company for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.

(e)	Non-transferability of Awards. Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 5

(f)	Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.
11. Effective Date
     This amended and restated Plan is effective January 1, 2008.